UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 24, 2013

SBM Certificate Company
(Exact Name of Registrant as Specified in Charter)
Maryland	811-6268	52-2250397
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2300 M Street, SUITE 800 WASHINGTON, DC		20037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 703-584-2042

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act          (17 CFR 240.14d-2(b))

[__]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act             (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On June 17, 2013, the United States Bankruptcy Court for the District of Maryland (the “Bankruptcy Court”) entered an order converting the chapter 11 bankruptcy cases filed by SBM Certificate Company (Case No. 13-17282-TJC), SBM Investment Certificates, Inc. (Case No. 13-12788-TJC), and SBM Financial, LLC (Case No. 13-12794-TJC) to cases under chapter 7 of the United States Bankruptcy Code.  In the interests of preserving their assets for the benefit of creditors, SBM Certificate Company, SBM Investment Certificates, Inc., and SBM Financial, LLC (together, the “Debtors”) consented to the conversion.

Merrill Cohen of Cohen, Baldinger & Greenfeld, LLC, Bethesda, Maryland, has been appointed as chapter 7 trustee for all three bankruptcy cases.  The first meeting of creditors for the chapter 7 cases will be held at 1:00 PM local time on July 16, 2013, at the Office of the United States Trustee, 6305 Ivy Lane, Sixth Floor, Greenbelt, Maryland 20770.  The last day for creditors other than governmental units to file proofs of claim in the chapter 7 cases is October 15, 2013.

The Debtors and their representatives will play a limited role in the chapter 7 proceedings.  All inquiries regarding the chapter 7 cases should be directed to Mr. Cohen, 7910 Woodmont Avenue, Suite 1103, Bethesda, MD 20814, (301) 881-8300, trustee@cohenbaldinger.com.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SBM Certificate Company

            (Registrant)

Date: June 24, 2013                By:  /s/ Eric M. Westbury

     Eric M. Westbury

     Chief Executive Officer

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